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                                                                Exhibit No. 1(a)

                              CERTIFICATE OF TRUST

                                       OF

                       PAINEWEBBER CONSULTING FUND PRODUCT


     This Certificate of Trust ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 ET SEQ.) and sets forth the following:

     1.     The name of the trust is: PaineWebber Consulting Fund Product
("Trust").

     2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

            The Corporation Trust Company
            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware  19801

     3.     This Certificate is effective upon filing.

     4. The Trust is a Delaware business trust registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

     IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Certificate on this 9th day of September 1994.

                                        /s/ Peter Kennedy
                                        -------------------------------
                                        Peter Kennedy, as
                                        Trustee and not individually

                                        Address:     1200 Harbor Boulevard
                                                     Weehawken, NJ  07087


STATE OF NEW JERSEY                                           ss
CITY OF WEEHAWKEN


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     Before me this 9th day of September, 1994, personally appeared the above-named Peter Kennedy, known to me to be the person who executed the foregoing instrument and who acknowledged that he executed the same.


                                          /s/ Christine Ann Thompson-D'Amico
                                          -----------------------------------
                                          Notary Public

My commission expires:
                       -----------------

CHRISTINE ANN THOMPSON-D'AMICO
Notary Public, State of New Jersey
No. 2166803
Qualified in Hudson County
Commission Expires June 7, 1999


                                          /s/ Gregory K. Todd
                                          -----------------------------------
                                          Gregory K. Todd, as
                                          Trustee and not individually

                                        Address:  1285 Avenue of the Americas
                                                  New York, New York 10019

STATE OF NEW YORK                           ss
CITY OF NEW YORK

     Before me this 9th day of September, 1994, personally appeared the above-named Gregory K. Todd, known to me to be the person who executed the foregoing instrument and who acknowledged that he executed the same.

                                          /s/ Ilene Shore
                                          -----------------------------------
                                          Notary Public

My commission expires:
                       -----------------
ILENE SHORE
Notary Public, State of New York
No. 31-4872108
Qualified in New York County
Commission Expires Sept. 29, 1994